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                                                                 EXHIBIT 4.3

                                 ODETICS, INC.
                      1994 LONG-TERM INCENTIVE EQUITY PLAN


          1.  Purpose.  This 1994 Long-Term Incentive Equity Plan (the "Plan")
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is intended to promote the long-term success of Odetics, Inc. (the "Company") by providing its officers and other employees with incentives to create excellent performance and to continue in the employ of the Company, its subsidiaries and affiliates. By encouraging Plan participants to become shareholders of the Company and by providing actual ownership through Plan awards, it is also intended that participants will view the Company from an ownership prospective.

          2.  Term.  The Plan shall terminate at the close of business on the
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fifth anniversary of its approval by the Company's shareholders.  After termination of the Plan no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

          3.  Plan Administration.  A Committee (the "Committee") appointed by
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the Board shall be responsible for administering the Plan.  The Committee shall be comprised of two or more "disinterested directors" of the Board (as defined in Rule 16b-3 (or any successor rule) promulgated under the Securities and Exchange Act of 1934 (the "1934 Act") who are non-employee members of the Board and who shall also qualify to administer the Plan as contemplated by Section 162(m) of the Internal

                                       1.
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Revenue Code of 1986, as amended (the "Code").  The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes,but is not limited to, selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including those contemplated by Section 15 of the Plan, as well as rules and regulations governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

          4.  Eligibility.  Any employee of the Company shall be eligible to
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receive one or more awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Section 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

          5.  Shares of Common Stock Subject to the Plan.  Subject to the
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provisions of Section 6 of the Plan, the aggregate number of shares of Class A
Common Stock ($.10 par value) of

                                       2.
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the Company ("shares") which may be transferred to participants under the Plan shall be 350,000, plus any shares available for grants under the Prior Plans (defined below) on the date the Plan is approved by the Company's shareholders, and any shares which subsequently become available to the extent that outstanding stock options are terminated or canceled under the Company's 1992 Stock Incentive Plan, 1982 Nonstatutory Stock Option Plan, and 1981 Incentive Stock Option Plan (the "Prior Plans"). The aggregate number of shares that may be issued under awards pursuant to Section 8(c) of the Plan and the aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed 185,000 shares. The aggregate number of shares that may be subject to incentive stock options ("ISOs") intended to comply with
Section 422 of the Code shall not exceed 550,000.

          Shares subject to awards under the Plan, which expire, terminate or are canceled without exercise or vesting shall thereafter be available for the granting of other awards. Any shares tendered, either actually or by attestation, by a person as full or partial payment made to the Company, on or after the effective date of the Plan in connection with any exercise of a stock option or receipt of shares under the Plan or Prior Plans shall again be available for grants under the Plan. Further, in instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered

                                       3.
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by such award shall remain available for issuance under the Plan.  Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

          Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

          6.  Adjustments and Reorganizations.  In the event of any stock
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dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan,
(b) each outstanding award made under the Plan, and (c) the

                                       4.
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exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

          In the event that the Company undergoes a change in control (as defined by the Committee), or is liquidated or reorganized, or is not the surviving Company in a merger or consolidation with another Company, and in the absence of the surviving company's assumption of outstanding awards made under the Plan, the Committee may provide for appropriate adjustments, including the acceleration of vesting, and settlements of such awards either as of the time of award or at a subsequent date.

          7.  Fair Market Value.  Fair Market Value for all purposes under the
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Plan shall mean either (a) the average of the closing bid and asked prices of
Class A Common Stock as quoted in the Over-the-Counter Market Summary or the closing price (or if there was no sale on the date in question, the highest asked price per share of Class A Common Stock on such date) on the Nasdaq National Market System or on any exchange on which common stock may be listed as published in the Western Edition of the Wall Street Journal, or (b) if there is no listing or trading of Class A Common Stock either over-the-counter or on the National Market System, a price to be established by the Committee in its discretion.

                                       5.
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          8.  Awards.  The Committee shall determine the type or types of
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award(s) to be made to each participant.  Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company including the plan of any acquired entity. The types of awards that may be granted under the Plan are:

          (a) Stock Options.  This is a grant of a right to purchase a specified
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number of shares during a specified period as determined by the Committee.  The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, provided, however, that with respect to an ISO granted to an individual then owning (within the meaning of Section 422(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries (as defined in Section 424(f) of the Code), the purchase price shall be not less than 110% of Fair Market Value on the date of grant. If a stock option is granted retroactively in tandem with or as a substitution for an SAR, the exercise price may be no lower than the Fair Market Value of a share on the date the SAR was granted. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The price at which

                                       6.
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shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) shares, (ii) surrendering a stock award valued at Fair Market Value on the date of surrender, (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, (iv) delivering an interest-bearing full recourse promissory note (subject to any limitations of applicable state incorporation law), or (v) any combination of the above.

          The Committee may grant stock options that provide for the award of a new stock option when the exercise price has been paid for by tendering shares to the Company. Such a stock option shall be limited to the number of shares tendered, with the stock option purchase price set at the then-current Fair Market Value, and shall not extend beyond the remaining term of the originally exercised option.

          (b) SARs.  This is a right to receive a payment, in cash and/or
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shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement.

                                       7.
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Except if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value in the applicable award agreement for the date of grant shall be no lower than the actual Fair Market Value of a share on such date of grant.

          (c) Stock Awards.  This is an award made or denominated in shares or
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units equivalent in value to shares.  All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include but are not limited to continuous service with the Company, achievement of specific business objectives and other measurements of individual, business unit or Company performance.

          9.  Dividends and Dividend Equivalents.  The Committee may provide
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that any awards under the Plan earn dividends or dividend equivalents.  Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

          10.  Deferrals and Settlements.  Payment of awards may be in the form
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of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such

                                       8.
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restrictions as it may impose.  The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest in the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

          11.  Transferability and Exercisability.  Awards granted under the
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Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular awards: (a) by gift or other transfer of an award to (i) any trust or estate in which the original award recipient or such participant's spouse or other immediate relative has a substantial benefit interest or (ii) a spouse or other immediate relative; (b) pursuant to a qualified domestic relations order (as defined by the Code); and (c) as gifts to immediate family members of the recipient. However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

          In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or other non-profit institution, the

                                       9.
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Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distribution under the Plan upon the date of the participant.

          Subject to the overall limitations of Section 5 hereof (relating to the aggregate shares subject to the Plan), the aggregate fair market value (determined as of the time the option is granted) of shares of stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) shall not exceed $100,000.

          Upon the retirement of an officer, director or employee or the cessation of services provided by a nonemployee (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Committee), an option or SAR may be exercised (to the extent exercisable at the date of such termination or cessation) by him within such period after the date of his retirement or cessation of services (not to exceed three (3) months) as the Committee shall prescribe in his award agreement.

                                      10.
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          In the event an officer, director or employee ceases to serve as an officer or director or leaves the employ of the Company or a nonemployee ceases to provide services to the Company for any reason other than as set forth above, any option or SAR which he holds shall terminate at (i) the earlier of 30 days after the date (A) his employment terminates, or (B) he ceases providing services to the Company or the date he receives written notice that his employment or rendering of services is or will be terminated, or (ii) such later date an determined by the Committee not to exceed the maximum period under the preceding paragraph hereof with respect to ISOs. The foregoing shall not extend any options or SAR beyond the term specified therein and such option SAR shall be exercisable only to the extent exercisable at date of termination of employment or cessation of services.

          12.  Award Agreements.  Awards under the Plan shall be evidenced by
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agreements that set forth the terms, conditions and limitations for each award which may include in the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant or five years with respect to an ISO granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company. Such term shall not exceed five years), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify,

                                      11.
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suspend, cancel or rescind any award.  The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

          13.  Foreign Participation.  In order to assure the viability of
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awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purposes; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the share limitations contained in Section 5 of the Plan.

          14.  Plan Amendments.  The Plan only may be amended by the Committee
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as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment would increase the number of shares available for issuance (other than in accordance with Sections 5 and 6 of the Plan) or cause the Plan not to comply with Rule 16b-3 (or any successor rule) under the 1934
Act or Section 162(m) of

                                      12.
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the Code shall be made without the approval of the Company's shareholders.

          15.  Tax Withholding.  The Company shall have the right to deduct from
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any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market value as of the settlement date of the applicable award.

          16.  Other Benefit and Compensation Programs.  Unless otherwise
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specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

          17.  Unfunded Plan.  Unless otherwise determined by the Committee, the
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Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship

                                      13.
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between the Company and any participant or other person.  To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

          18.  Use of Proceeds.  The cash proceeds received by the Company from
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the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

          19.  Regulatory Approval.  The implementation of the Plan, the
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granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

          20.  Future Rights.  No person shall have any claim or rights to be
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granted an award under the Plan, and nothing in this Plan or in any award granted hereunder shall confer upon any recipient the right to continue to be retained in the employ of the Company.

                                      14.
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          21.  Governing Law.  The validity, construction and effect of the Plan
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and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable federal law.

          22.  Successors and Assigns.  The Plan shall be binding on all
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successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

                                      15.